EXHIBIT 99.3

STEEL PARTNERS HOLDINGS L.P.
Unaudited Pro Forma Condensed Combined Financial Information

On June 1, 2016, Handy & Harman Ltd. ("HNH"), a subsidiary of Steel Partners Holdings L.P. ("SPLP"), completed the acquisition of SL Industries, Inc. ("SLI"), and as a result of the acquisition, SLI became a wholly owned subsidiary of HNH. The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2015 and for the six months ended June 30, 2016 combine the historical consolidated statements of operations of SPLP and SLI, giving effect to HNH's acquisition of SLI as if it had occurred on January 1, 2015. An unaudited pro forma balance sheet has not been presented as the acquisition has already been fully reflected in the consolidated balance sheet included in SPLP's Quarterly Report on Form 10-Q for the six months ended June 30, 2016, filed on August 4, 2016.

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to HNH's acquisition of SLI, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

• separate historical financial statements of SPLP as of and for the year ended December 31, 2015 and the related notes included in SPLP's Annual Report on Form 10-K for the year ended December 31, 2015;
• separate historical financial statements of SLI as of and for the year ended December 31, 2015 and the related notes included in SLI's Annual Report on Form 10-K for the year ended December 31, 2015 (incorporated in their entirety by reference to Exhibit 99.1 to SPLP's Annual Report on Form 10-K/A filed on March 23, 2016);
• separate historical financial statements of SPLP as of and for the six months ended June 30, 2016 and the related notes included in SPLP's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016; and
• separate historical financial statements of SLI as of and for the three months ended March 31, 2016 and the related notes included in SLI's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 (included as Exhibit 99.2).

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what SPLP's financial position or results of operations actually would have been had HNH's acquisition of SLI been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of SPLP. There were no material transactions between SPLP and SLI or HNH and SLI during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles ("U.S. GAAP"), which are subject to change and interpretation. The acquisition accounting is subject to finalization of the valuations of certain acquired assets and liabilities. Accordingly, the pro forma adjustments included herein are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information, and may be revised as additional information becomes available and as additional analyses are performed. Differences between the preliminary estimates reflected in these unaudited pro forma condensed combined financial statements and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

Also, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that SPLP may achieve as a result of HNH's acquisition of SLI, the costs to integrate the operations of HNH and SLI or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

STEEL PARTNERS HOLDINGS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015

(in thousands, except per common unit data)	SPLP	SLI	PRO FORMA ADJUSTMENTS (NOTE 4)		PRO FORMA SPLP
Revenue:
Diversified industrial net sales	$763,009	$199,862	$—		$962,871
Energy net revenue	132,620	—	—		132,620
Financial services revenue	69,430	—	—		69,430
Investment and other income	711	—	—		711
Net investment gains	32,267	—	—		32,267
Total revenue	998,037	199,862	—		1,197,899
Costs and expenses:
Cost of goods sold	670,047	135,044	(74)	(a)	805,017
Selling, general and administrative expenses	230,199	49,756	8,104	(b)	288,059
Goodwill impairment	19,571	—	—		19,571
Asset impairment charges	68,092	—	—		68,092
Finance interest expense	1,450	—	—		1,450
Recovery of loan losses	(50)	—	—		(50)
Interest expense	8,862	289	3,508	(c)	12,659
Realized and unrealized gain on derivatives	(588)	—	—		(588)
Other income, net	(22,915)	(304)	—		(23,219)
Total costs and expenses	974,668	184,785	11,538		1,170,991
Income from continuing operations before income taxes, equity method income (loss) and investments held at fair value	23,369	15,077	(11,538)		26,908
Income tax (benefit) provision	(78,719)	4,379	(5,001)	(d)	(79,341)
Income (loss) from equity method investments and investments held at fair value:
Loss of associated companies, net of taxes	(34,931)	—	7,083	(e)	(27,848)
Income from other investments - related party	361	—	—		361
Income from investments held at fair value	2,793	—	—		2,793
Net income from continuing operations	70,311	10,698	546		81,555
Net loss from continuing operations attributable to noncontrolling interests in consolidated entities	10,875		(1,415)	(f)	9,460
Net income from continuing operations attributable to common unitholders	$81,186	$10,698	$(869)		$91,015
Net income per common unit - basic:
Net income from continuing operations attributable to common unitholders - basic	$2.97				$3.33
Net income per common unit - diluted:
Net income from continuing operations attributable to common unitholders - diluted	$2.96				$3.32

Weighted average number of common units outstanding - basic	27,318				27,318
Weighted average number of common units outstanding - diluted	27,442				27,442

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

STEEL PARTNERS HOLDINGS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2016

(in thousands, except per common unit data)	SPLP	SLI	PRO FORMA ADJUSTMENTS (NOTE 4)		PRO FORMA SPLP
Revenue:
Diversified industrial net sales	$448,072	$83,621	$—		$531,693
Energy net revenue	41,714	—	—		41,714
Financial services revenue	38,409	—	—		38,409
Investment and other income	627	—	—		627
Total revenue	528,822	83,621	—		612,443
Costs and expenses:
Cost of goods sold	368,938	55,941	(1,307)	(a)	423,572
Selling, general and administrative expenses	125,187	25,887	(3,426)	(b)	147,648
Asset impairment charges	8,470	—	—		8,470
Finance interest expense	1,192	—	—		1,192
Provision for loan losses	435	—	—		435
Interest expense	4,365	196	1,462	(c)	6,023
Realized and unrealized loss on derivatives	539	—	—		539
Other income, net	(6,248)	(357)	—		(6,605)
Total costs and expenses	502,878	81,667	(3,271)		581,274
Income from continuing operations before income taxes, equity method loss and investments held at fair value	25,944	1,954	3,271		31,169
Income tax provision	10,023	1,751	(10)	(d)	11,764
Loss from equity method investments and investments held at fair value:
Loss of associated companies, net of taxes	(3,261)	—	(8,078)	(e)	(11,339)
Loss from investments held at fair value	(457)	—	—		(457)
Net income from continuing operations	12,203	203	(4,797)		7,609
Net income from continuing operations attributable to noncontrolling interests in consolidated entities	(1,032)		(1,115)	(g)	(2,147)
Net income from continuing operations attributable to common unitholders	$11,171	$203	$(5,912)		$5,462
Net income per common unit - basic and diluted:
Net income from continuing operations attributable to common unitholders	$0.42				$0.21

Weighted average number of common units outstanding	26,557				26,557

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

STEEL PARTNERS HOLDINGS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)

1. DESCRIPTION OF TRANSACTION

On April 6, 2016, HNH entered into a definitive merger agreement with SLI, pursuant to which it commenced a cash tender offer to purchase all of the outstanding shares of SLI's common stock, at a purchase price of $40.00 per share in cash ("Offer"). SLI designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic equipment, and custom gears and gearboxes that are used in a variety of medical, commercial and military aerospace, computer, datacom, industrial, architectural and entertainment lighting, and telecom applications. Consummation of the Offer was subject to certain conditions, including the tender of a number of shares that constituted at least (1) a majority of SLI's outstanding shares and (2) 60% of SLI's outstanding shares not owned by HNH or any of its affiliates, as well as other customary conditions. SPLP beneficially owned approximately 25.1% of SLI's outstanding shares.

On June 1, 2016, the conditions noted above, as well as all other conditions to the Offer were satisfied, and HNH successfully completed its tender offer through a wholly owned subsidiary. Pursuant to the terms of the merger agreement, the wholly-owned subsidiary merged with and into SLI, with SLI being the surviving corporation ("Merger"). Upon completion of the Merger, SLI became a wholly owned subsidiary of HNH.

The total merger consideration was approximately $161,985, excluding related transaction fees and expenses. The merger consideration represents the aggregate cash merger consideration of approximately $122,191 paid by HNH to non-affiliates and the fair value of SPLP's previously held interest in SLI of approximately $39,794. All of the funds necessary to consummate the Offer, the Merger and to pay related fees and expenses were financed with additional borrowings under HNH's senior secured revolving credit facility.

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of SPLP and SLI. The pro forma financial statements were prepared using the SPLP and SLI historical financial statements as of the dates and for the periods referred to in the introduction above. The presentation of certain items in the SLI historical financial statements have been conformed to the SPLP presentation for purposes of the unaudited pro forma condensed combined financial information.

The acquisition method of accounting under existing U.S. GAAP requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the consideration transferred is measured at the closing date of the acquisition at the then-current market price. Accordingly, the assets acquired and liabilities assumed from SLI have been recorded as of the completion of the acquisition at their respective fair values on a preliminary basis and added to those of HNH and SPLP. Financial statements and reported results of operations of SPLP issued after completion of the acquisition will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of SLI.

Acquisition-related transaction costs (e.g., advisory, legal, valuation, and other professional fees) and certain acquisition-related restructuring charges impacting the acquired company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred (see Note 4 - "Pro Forma Adjustments" for additional information). The unaudited pro forma condensed combined financial statements do not reflect any restructuring and integration charges which may be incurred in connection with HNH's acquisition of SLI. Any such costs will be expensed as incurred.

3. ACQUISITION ACCOUNTING

The following table summarizes the amounts of the assets acquired and liabilities assumed at the acquisition date on a preliminary basis:

Amount
Assets:
Cash and cash equivalents	$4,985
Trade and other receivables	32,544
Inventories	26,257
Prepaid expenses and other current assets	8,455
Property, plant and equipment	23,120
Goodwill	56,934
Other intangible assets	81,306
Other non-current assets	825
Total assets acquired	234,426
Liabilities:
Accounts payable	18,440
Accrued liabilities	16,407
Deferred tax liabilities	22,461
Long-term debt	9,500
Other liabilities	5,633
Total liabilities assumed	72,441
Net assets acquired	$161,985

4. PRO FORMA ADJUSTMENTS

(a) To record an estimate of the additional depreciation expense related to the preliminary estimated fair-value adjustment to acquired property, plant and equipment, using the straight-line method in both periods, and to remove the effect of non-recurring amortization of the fair-value adjustment to acquisition-date inventories in the 2016 period.

(b) To record the following adjustments:

	Year Ended December 31, 2015	Six Months Ended June 30, 2016
Eliminate HNH's advisory, legal, regulatory and valuation costs, which are non-recurring (1)	$—	$(482)
Eliminate SLI's acquisition-related transaction costs and non-cash stock compensation expenses, which are non-recurring (1)	(246)	(5,533)
Record an estimate of the additional amortization expense related to the preliminary estimated fair-value adjustment to the intangible assets acquired (2)	8,350	2,589
Total	$8,104	$(3,426)
(1) These costs are directly attributable to HNH's acquisition of SLI and are not expected to have a continuing impact on the combined results of SPLP and SLI.
(2) Amortization expense is computed based upon the following: customer relationships of $58,700 using the double-declining balance method over a useful life of 15 years, trade names of $13,300, patented and unpatented technology of $9,200, and other intangibles of $100 using the straight-line method over useful lives ranging from 10 - 15 years. Future amortization expense of the intangible assets acquired in the SLI acquisition is expected to total $5,200 for the remainder of 2016, $9,100, $8,000, $7,200, $6,500, and $44,700 in 2017, 2018, 2019, 2020, and thereafter, respectively.

(c) To record an estimate of the additional interest expense on incremental debt utilized to finance the SLI acquisition. The additional interest expense is based on additional borrowings of approximately $158,000 under HNH's senior secured revolving credit facility, using HNH's interest rate at the time of the borrowing.

(d) To record an estimate of the tax impact of the pro forma adjustments using the applicable effective tax rates for the period, considering the income tax-deductibility of the expense.

(e) To eliminate SPLP's equity method income or loss recorded on its investment in SLI.

(f) To record net income attributable to noncontrolling interests for SLI's net income of $10,698, the pro forma loss from continuing operations before income taxes, equity method income (loss) and investments held at fair value of $11,538 and the pro forma income tax benefit of $5,001 at 34%, based on SPLP's average ownership of HNH during the period.

(g) To record net income attributable to noncontrolling interests for SLI's net income of $203, the pro forma income from continuing operations before income taxes, equity method loss and investments held at fair value of $3,271 and the pro forma income tax benefit of $10 at 32%, based on SPLP's average ownership of HNH during the period.

5. NON-RECURRING FUTURE CHARGES

The preliminary fair-value adjustment to acquisition-date inventories of $1,900 will be included in the cost of goods sold of SPLP as the acquired inventory is sold. As of June 30, 2016, $1,000 of such adjustment was included in cost of goods sold of SPLP, but has been removed for purposes of the unaudited pro forma condensed combined statement of operations (as stated in Note 4a above) since it is non-recurring. Subsequent to June 30, 2016, approximately $900 ($500, net of tax) is expected to be included in the cost of goods sold of SPLP.